EXHIBIT 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, That the undersigned officers and/or directors of Sunoco, Inc., a Pennsylvania corporation, do and each of them does, hereby constitute and appoint Thomas W. Hofmann, Michael S. Kuritzkes and Joseph P. Krott, his or her true and lawful attorneys-in-fact and agents, and each of them with full power to act without the others, for him or her and in his or her name, place and stead, to sign the Sunoco, Inc. Form 10-K for the year ending December 31, 2007 and any and all future amendments thereto; and to file said Form 10-K and any such amendments with all exhibits thereto, and any and all other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in any number of counterparts and by the different signatories in separate counterparts each of which when executed shall be deemed to be an original and all of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands and seals this 26th day of February, 2008.

/s/ ROBERT J. DARNALL	/s/ JAMES G. KAISER
Robert J. Darnall	James G. Kaiser
Director	Director

/s/ JOHN G. DROSDICK	/s/ JOSEPH P. KROTT
John G. Drosdick	Joseph P. Krott
Chairman, Chief Executive Officer, President and Director	Comptroller (Principal Accounting Officer)
(Principal Executive Officer)

/s/ URSULA O. FAIRBAIRN	/s/ R. ANDERSON PEW
Ursula O. Fairbairn	R. Anderson Pew
Director	Director

/s/ THOMAS P. GERRITY	/s/ G. JACKSON RATCLIFFE
Thomas P. Gerrity	G. Jackson Ratcliffe
Director	Director

/s/ ROSEMARIE B. GRECO	/s/ JOHN W. ROWE
Rosemarie B. Greco	John W. Rowe
Director	Director

/s/ THOMAS W. HOFMANN	/s/ JOHN K. WULFF
Thomas W. Hofmann	John K. Wulff
Senior Vice President and Chief Financial Officer	Director
(Principal Financial Officer)

/s/ JOHN P. JONES, III
John P. Jones, III
Director